United States Diesel-Heating Oil Fund, LP

Monthly Account Statement

For the Month Ended January 31, 2013

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$150,032
Unrealized Gain (Loss) on Market Value of Futures	58,321
Dividend Income	89
Interest Income	94
Total Income (Loss)	$208,536

Expenses
General Partner Management Fees	$3,455
SEC & FINRA Registration Expense	620
Brokerage Commissions	352
NYMEX License Fee	86
Prepaid Insurance Expense	60
Non-interested Directors' Fees and Expenses	60
Other Expenses	8,650
Total Expenses	13,283
Expense Waiver	(7,789)
Net Expenses	$5,494
Net Income (Loss)	$203,042

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 1/1/13	$6,753,783
Net Income (Loss)	203,042

Net Asset Value End of Month	$6,956,825
Net Asset Value Per Unit (200,000 Units)	$34.78

To the Limited Partners of United States Diesel-Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2013 is accurate and complete.

/s/ Howard Mah
Howard Mah
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Diesel-Heating Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612